Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Thursday, April 27, 2006

Subject:     Black & Decker Reports $1.45 Earnings Per Share From Continuing Operations; Declares
                  Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings from continuing operations for the first quarter of 2006 were $113.1 million or $1.45 per diluted share. This represents an 11% increase over $1.31 per diluted share in the first quarter of 2005, excluding a favorable insurance settlement. Reported net earnings from continuing operations were $1.74 per diluted share for the first quarter of 2005.

        Sales from continuing operations increased 1% for the quarter to a record $1.5 billion, following a 15% organic sales increase in the first quarter of 2005. The March acquisition of Vector Products, Inc. contributed 1% to sales in the quarter, effectively offsetting the impact of the FLEX business divestiture in late 2005. Foreign currency translation had a negative 2% impact on sales.

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        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker increased sales and operating income in all three business segments, despite commodity cost inflation and a particularly challenging comparison to prior-year results. We continue to benefit from cost reduction efforts and effective use of our strong free cash flow. By beating our sales target and increasing operating margin 60 basis points, we had solid growth in operating profits and exceeded our EPS guidance.

        “Sales in the Power Tools and Accessories segment rose 2% for the quarter. Outstanding sales in Europe and Latin America enabled the segment to post an increase on top of 17% organic sales growth in the same period of 2005. European sales grew solidly, despite the divestiture of FLEX, due to the strength of DEWALT® tools and lawn and garden products such as the new Alligator™ lopper. The U.S. Industrial Products Group, which drove the segment’s exceptional performance in 2005, increased sales slightly this quarter. This group benefited from DEWALT’s continued success, particularly in the independent channel, and additional listings of Porter-Cable and Delta woodworking tools. Sales in the U.S. Consumer Products Group decreased modestly, as lower sales in the pressure washer and lawn and garden lines were nearly offset by gains in Black & Decker® consumer tools and the acquisition of Vector. Operating margin for the Power Tools and Accessories segment increased 30 basis points to 12.3% due to international margin improvements.

        “Sales in the Hardware and Home Improvement segment increased 3% for the quarter. Sales in the lockset business grew at a mid single-digit rate, driven by strong demand for Kwikset products. The Price Pfister faucet business, which gained significant retail listings in the first quarter of 2005, grew sales slightly this quarter. Operating margin improved to 13.3% in this segment, with cost savings from manufacturing rationalization outweighing the impact of raw material inflation.

        “The Fastening and Assembly Systems segment increased sales 2% for the quarter, due to solid growth in the international automotive divisions. Sales in the North American automotive division were flat, reflecting increased market penetration in a challenging business environment. Operating margin was 14.3%, and operating profit increased slightly for the quarter.

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        “Free cash flow was negative $23 million for the quarter, versus a positive $40 million in the prior year. This comparison was affected by an income tax payment in 2006 related to repatriation of foreign earnings and by a large insurance settlement received in 2005. Excluding these one-time items, free cash flow increased more than $30 million versus the prior year. We continued to deploy our cash to create value for our shareholders during the quarter by acquiring Vector, repurchasing 1.8 million shares of stock, and increasing our dividend 36%.

        “Looking ahead, we continue to expect solid growth in 2006. We remain confident that DEWALT’s 36-volt line of lithium-ion tools, which arrives in stores later this quarter, will reinforce our cordless leadership position. Combined with the Vector acquisition, this launch and other new products should help us grow sales at a mid single-digit rate for the second quarter and full year. Although raw material prices have continued to rise, particularly for the Hardware and Home Improvement segment, we still plan to modestly improve operating margins for the year. Therefore, we expect that our higher-than-expected performance in the first quarter will read through to the full year, resulting in diluted EPS from continuing operations in the range of $7.30-to-$7.45. For the second quarter, we expect diluted EPS from continuing operations in the range of $1.95-to-$2.00. Excluding non-recurring items in 2005, our guidance represents EPS growth of 8% to 11% for the full year and 6% to 9% for the second quarter. In addition, we remain committed to converting at least 90% of full-year net earnings to free cash flow.

        “Black & Decker extended its track record of outstanding financial performance this quarter. This success validates many of the changes we have made over the past five years. By achieving more balanced profitability across the company, we were able to capitalize on our international sales growth. Through our focus on cash flow and stewardship of capital, we expanded solid operating income growth into outstanding earnings per share. Since 2001, we have reduced fixed assets while growing sales more than 50%, reflecting a shift to a more variable cost model that reduces our risk. These structural improvements, combined with our core strengths—brands, innovation, end-user focus, and strong customer relationships—enable us to grow earnings consistently. By executing our proven strategy, we believe we can continue to deliver superior returns to our shareholders.”

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        The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.38 per share of the Corporation’s outstanding common stock payable June 30, 2006, to stockholders of record at the close of business on June 16, 2006.

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss first-quarter results and the outlook for the remainder of 2006. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	April 2, 2006		April 3, 2005

SALES	$1,528.	9	$1,519.	3
Cost of goods sold	985.	3	983.	8
Selling, general, and administrative expenses	375.	4	377.	2

OPERATING INCOME	168.	2	158.	3
Interest expense (net of interest income)	13.	7	9.	2
Other income	–		(53.	5)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	154.	5	202.	6
Income taxes	41.	4	58.	6

NET EARNINGS FROM CONTINUING OPERATIONS	113.	1	144.	0
Earnings of discontinued operations (net of income taxes)	–		.	8

NET EARNINGS	$113.	1	$144.	8

BASIC EARNINGS PER COMMON SHARE
Continuing operations	$1.4	9	$1.7	9
Discontinued operations	–		.0	1

NET EARNINGS PER COMMON SHARE - BASIC	$1.4	9	$1.8	0

Shares Used in Computing Basic Earnings Per Share (in Millions)	76.	0	80.	5

DILUTED EARNINGS PER COMMON SHARE
Continuing operations	$1.4	5	$1.7	4
Discontinued operations	–		.0	1

NET EARNINGS PER COMMON SHARE - ASSUMING DILUTION	$1.4	5	$1.7	5

Shares Used in Computing Diluted Earnings Per Share (in Millions)	78.	2	82.	8

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	April 2, 2006	December 31, 2005

ASSETS
Cash and cash equivalents	$364.0	$967.6
Trade receivables	1,181.3	1,130.6
Inventories	1,129.0	1,049.1
Other current assets	218.1	200.1

TOTAL CURRENT ASSETS	2,892.4	3,347.4

PROPERTY, PLANT, AND EQUIPMENT	659.4	668.8
GOODWILL	1,187.9	1,115.7
OTHER ASSETS	737.0	710.5

	$5,476.7	$5,842.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$454.4	$566.9
Current maturities of long-term debt	.4	155.3
Trade accounts payable	554.9	466.8
Other current liabilities	890.1	1,061.2

TOTAL CURRENT LIABILITIES	1,899.8	2,250.2

LONG-TERM DEBT	1,019.8	1,030.3
DEFERRED INCOME TAXES	199.7	188.5
POSTRETIREMENT BENEFITS	428.1	419.0
OTHER LONG-TERM LIABILITIES	400.4	391.2
STOCKHOLDERS' EQUITY	1,528.9	1,563.2

	$5,476.7	$5,842.4

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended April 2, 2006	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,113.3	$250.6	$170.2	$1,534.1	($5.2)	$–	$1,528.9
Segment profit (loss) (for Consoli-
dated, operating income)	137.0	33.3	24.3	194.6	(.9)	(25.5)	168.2
Depreciation and amortization	26.3	5.8	4.7	36.8	(.1)	.7	37.4
Capital expenditures	19.6	1.6	2.7	23.9	–	–	23.9

Three Months Ended April 3, 2005

Sales to unaffiliated customers	$1,090.3	$242.3	$166.7	$1,499.3	$20.0	$–	$1,519.3
Segment profit (loss) (for Consoli-
dated, operating income)	131.5	29.5	24.0	185.0	2.8	(29.5)	158.3
Depreciation and amortization	25.5	6.3	4.6	36.4	.5	1.8	38.7
Capital expenditures	18.3	5.4	2.5	26.2	.2	.2	26.6

        The reconciliation of segment profit to the Corporation’s earnings from continuing operations before income taxes, in millions of dollars, is as follows:

	Three Months Ended

	April 2, 2006	April 3, 2005

Segment profit for total reportable business segments	$194.6	$185.0
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to actual rates	(.9)	2.8
Depreciation of Corporate property	(.2)	(.2)
Adjustment to businesses' postretirement benefit expenses booked
in consolidation	(6.2)	(3.9)
Other adjustments booked in consolidation directly related to reportable
business segments	(2.3)	(.8)
Amounts allocated to businesses in arriving at segment profit in excess of
(less than) Corporate center operating expenses, eliminations, and other
amounts identified above	(16.8)	(24.6)

Operating income	168.2	158.3
Interest expense, net of interest income	13.7	9.2
Other income	–	(53.5)

Earnings from continuing operations before income taxes	$154.5	$202.6

BASIS OF PRESENTATION:

Adoption of New Accounting Standard for Share-Based Payment:

        As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, the Corporation was required to adopt Statement of Financial Accounting Standards No. 123 (revised 2004) (SFAS No. 123R), Share-Based Payment, effective January 1, 2006. SFAS No. 123R requires the Corporation to expense share-based payments, including employee stock options, based on their fair value. SFAS No. 123R permits public companies to adopt its requirements using one of two methods. As previously disclosed, the Corporation anticipated adopting SFAS No. 123R under the modified retrospective method. The modified retrospective method permits entities to restate all prior periods presented based on the amounts previously recognized under SFAS No. 123, Accounting for Stock-Based Compensation, for purposes of pro forma disclosures. As permitted by SFAS No. 123, the Corporation previously accounted for share-based payments to employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, using the intrinsic value method and, as such, generally recognized no compensation costs for employee stock options.

        The Corporation adopted SFAS No. 123R effective January 1, 2006, using the modified retrospective method of adoption. All prior periods were adjusted to give effect to the fair-value-based method of accounting for awards granted on or after January 1, 1996. Accordingly, the Consolidated Statement of Earnings and Supplemental Information about Business Segments for the three months ended April 3, 2005, and the Consolidated Balance Sheet as of December 31, 2005, have been adjusted to reflect the adoption of SFAS No. 123R for share-based payments under the modified retrospective method.

        SFAS No. 123R also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow, rather than as an operating cash flow as previously presented. Upon adoption in 2006, the Corporation adjusted its prior Consolidated Statements of Cash Flows to reflect this classification. The Corporation’s computation of free cash flow, a non-GAAP financial measure within the meaning of Regulation G promulgated by the Securities and Exchange Commission, for the three months ended April 3, 2005, has been adjusted to reflect this adjustment to “Cash flow from operating activities”.

Business Segments:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and professional power tools and accessories, electric cleaning and lighting products, and lawn and garden tools, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On March 1, 2006, the Corporation acquired Vector Products, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        In November 2005, the Corporation sold its DOM security hardware businesses. The divested businesses are treated as discontinued operations in the Corporation’s consolidated financial statements. Sales, segment profit, depreciation and amortization, and capital expenditures set forth in the preceding tables exclude the results of the discontinued operations.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2006. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Diluted earnings per share from continuing operations, excluding the insurance settlement:

        The calculation of diluted earnings per share from continuing operations for the three months ended April 2, 2006 and April 3, 2005, excluding a favorable $55 million pre-tax insurance settlement in 2005, follows (dollars in millions except per share amounts):

	Three Months Ended
	April 2, 2006		April 3, 2005

Net earnings from continuing operations	$113.	1	$144.	0
Excluding:
Insurance settlement, net of tax	–		(35.	8)

Net earnings from continuing operations,
excluding the insurance settlement	$113.	1	$108.	2

Diluted earnings per common share from
continuing operations	$1.4	5	$1.7	4
Excluding:
Insurance settlement, net of tax,
per common share - assuming dilution	–		(.4	3)

Net earnings from continuing operations,
excluding the insurance settlement,
per common share - assuming dilution	$1.4	5	$1.3	1

Shares used in computing diluted earnings
per share (in millions)	78.	2	82.	8

Free cash flow:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets (excluding proceeds from business sales), for the three months ended April 2, 2006 and April 3, 2005, follows (dollars in millions):

	Three Months Ended
	April 2, 2006	April 3, 2005

Cash flow from operating activities	$(4.8)	$66.5
Capital expenditures	(23.9)	(26.7)
Proceeds from disposals of assets	5.6	.3

Free cash flow	$(23.1)	$40.1

        Capital expenditures and proceeds from the disposal of assets for the three months ended April 3, 2005, include amounts associated with discontinued operations.

        This press release includes a statement that free cash flow, excluding one-time items, for the three months ended April 2, 2006 as compared to the three months ended April 3, 2005, increased by more than $30 million. That increase excludes any tax payments that occurred in the first quarter of 2006 associated with repatriating foreign earnings under the American Jobs Creation Act of 2004 (AJCA) and the $55 million of proceeds from the insurance settlement that occurred in the first quarter of 2005.

        This press release includes a forward-looking statement with respect to management’s commitment to convert at least 90% of full-year net earnings to free cash flow. That conversion ratio excludes from free cash flow any tax payments associated with repatriating foreign earnings under the AJCA.

Diluted earnings per share for the full year 2006:

        This press release includes a forward-looking statement with respect to management’s expectation that the Corporation’s diluted earnings per share from continuing operations, excluding non-recurring items in 2005, would grow 8% to 11% for the full year 2006. In determining the 8% to 11% increase, earnings per share from continuing operations for 2005 excludes the effect of the favorable $55 million pre-tax ($35.8 million after-tax) insurance settlement that occurred in the first quarter and excludes the $51.2 million incremental tax expense to repatriate foreign earnings under the AJCA that occurred in the fourth quarter.